Exhibit 99.1

SailPoint Announces Proposed Private Offering of

$300 Million of Convertible Senior Notes

September 18, 2019

Austin, Texas—(BUSINESS WIRE)—SailPoint Technologies Holdings, Inc. (NYSE: SAIL) (“SailPoint” or the “Company”) today announced that it intends to offer, subject to market conditions and other factors, $300 million aggregate principal amount of convertible senior notes due 2024 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). SailPoint also intends to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $50 million aggregate principal amount of notes.

The notes will be senior unsecured obligations of SailPoint and will accrue interest payable semiannually in arrears. The notes will be convertible into cash, shares of SailPoint’s common stock or a combination thereof, at SailPoint’s election. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of pricing of the offering.

SailPoint intends to use a portion of the net proceeds of the offering to pay the cost of the capped call transactions described below. SailPoint intends to use the remainder of the net proceeds for general corporate purposes, including working capital, operating expenses and capital expenditures. If the initial purchasers exercise their option to purchase additional notes, SailPoint expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions as described below and the remainder for general corporate purposes.

In connection with the pricing of the notes, SailPoint expects to enter into capped call transactions with one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to SailPoint’s common stock upon any conversion of notes and/or offset, at least in part, any cash payments SailPoint is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

SailPoint expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will purchase shares of SailPoint’s common stock and/or enter into various derivative transactions with respect to SailPoint’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of SailPoint’s common stock or the notes at that time.

In addition, SailPoint expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to SailPoint’s common stock and/or purchasing or selling SailPoint’s common stock or other securities of SailPoint in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of SailPoint’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of SailPoint’s common stock issuable upon conversion of the notes, have been, or will be, registered under the Securities Act or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States absent an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy these or any other securities and shall not constitute an offer, solicitation or sale of these or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About SailPoint

SailPoint, a leading provider of enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed terms of the notes, the size of the proposed offering, the capped call transactions, expectations regarding actions of the option counterparties and their respective affiliates and the expected use of proceeds from the sale of the notes. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These statements are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct because of various risks, including those described in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including under “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 18, 2019, and including in Exhibit 99.2 of our Current Report on Form 8-K, which will be filed with the SEC on September 18, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Investor Relations:

ICR for SailPoint

Brian Denyeau, 512-664-8916

investor@sailpoint.com

or

Media Relations:

SailPoint Technologies Holdings, Inc.

Jessica Sutera, 978-278-5411

Jessica.Sutera@sailpoint.com

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